Exhibit 99.1
EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT ("Agreement") is by and between Patriot Scientific Corporation, a Delaware corporation ("Employer" or the "Company") and Rick Goerner ("Executive").

    In consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

    1.    Employment. Upon the terms and conditions hereinafter set forth, Employer hereby employs Executive to serve as the Interim President and Chief Executive Officer ("CEO") of the Company, and Executive hereby accepts such employment under the terms and conditions set forth herein. Executive's interim position may be converted to the Company's standing President/CEO by the mutual agreement of Employer and Executive with approval of the Company's Board of Directors or the Executive Committee, if applicable, (hereinafter collectively referred to as the "Board of Directors"), providing that the interim period not exceed nine (9) months from the Effective Date.

    2.    Effective Date. The effective date of the Agreement shall be February 29, 2008 (the "Effective Date"). The employment relationship pursuant to this Agreement shall be for an initial one hundred twenty (120) day period commencing on the Effective Date set forth above ("Initial Term"), unless sooner terminated in accordance with Sections 4 and 7 below. On completion of the Initial Term specified above, and if not terminated pursuant to Section 7 below, this Agreement will extend for a one year term ("One Year Term") and will be terminable by either party, with or without cause as set forth in Sections 4 and 7 of this Agreement. If neither party has terminated the Agreement within one year of the expiration of the Initial Term, the employment relationship as set forth in this Agreement shall continue in accordance with the terms of this Agreement on a day to day basis, except that the provisions set forth in Section 7 shall not apply.

    3.    Duties. Except as outlined in Exhibit B, executive shall devote his entire business time, attention and energies to the furtherance of business activities of the Company, including, but not limited to all duties reasonable and consistent with that normally designated to the office of president and CEO and such other duties and responsibilities that may be assigned to him by the Board of Directors.

Executive shall report to the Board of Directors and have such authority as is delegated by the Board of Directors. Executive shall be governed by the policies and practices established by the Company. Employer requires that: (i) Executive will devote his utmost knowledge and best skill to the performance of his duties; (ii) Executive shall devote his full business time, except as outlined in Exhibit B, or as otherwise approved in writing, in advance, by the Board of Directors, to the rendition of such services which time shall not be less than 40 hours per week, subject to absences for customary vacations and for temporary illness; and (iii) Except as outlined in Exhibit B, Executive will not engage in any other gainful occupation which requires his personal attention and/or creates a conflict of interest with his job responsibilities under this Agreement without the prior written consent of the Board of Directors , with the exception that Executive may personally trade in stock, bonds, securities, commodities or real estate investments for his own benefit.

Executive's job performance will be reviewed within four (4) months of the Effective Date, and annually thereafter. Executive acknowledges and understands that performance reviews do not necessitate or correlate with salary increases and that a favorable performance review neither guarantees continued employment nor increased compensation.

    4.    At-Will Employment. Executive and Employer agree that Executive's employment may be terminated by Executive or by Employer, with or without cause any time prior to the expiration of the Initial Term and/or the One Year Term in accordance with paragraph 7 of the Agreement, and any time after the One Year Term without regard to paragraph 7. Executive and Employer expressly agree that this provision is intended by Executive and Employer to be the complete and final expression of their understanding regarding the terms and conditions under which Executive's employment may be terminated. Executive and Employer further understand and agree that no representation contrary to this provision is valid, and that this provision may not be augmented, contradicted or modified in any way, except in writing signed by Executive and the Compensation Committee of the Board of Directors.

    5.    Compensation.

        5.1    Base Salary. Executive shall be paid an annual base salary of Two Hundred Fifty Thousand Dollars ($250,000), payable according to Employer's payroll schedule and subject to applicable state and federal withholdings and other payroll deductions.

        5.2     Bonus. In addition to Executive's base salary, Executive shall receive an amount equivalent to his annual base salary at the time Executive's interim position is converted by the Board of Directors to the Company's standing President/CEO or upon the expiration of the nine month period after the Effective Date, whichever occurs first, providing Executive remains employed by the Company at such time. In the event Executive's employment is terminated without cause (and not by death or disability) during the nine (9) month period after the Effective Date, Executive shall receive a pro-rata portion of the bonus based on the term Executive was actually employed by the Company.

        5.3    Stock Options. Executive shall also receive the following Stock Options as additional compensation. The Stock Options referenced below will be granted pursuant to, and will at all times be subject to, the terms of the Patriot Scientific Corporation 2001, 2003 and 2006 Stock Option Plans ("Plans") and the Stock Option Agreements pursuant to which they are granted.

(1)    The Company shall provide Executive with a combination of qualified and non-qualified stock option for exercise into Three Hundred Thousand (300,000) shares of the Company's common stock effective as of the Effective Date of this Agreement (the "Signing Bonus Option"). The grant price of the Signing Bonus Option shall be the closing sales price of the Company's common stock on February 29, 2008 as quoted on the OTC Bulletin Board, or if there is no closing sales price on that date, the closing selling price on the last preceding date for which such quotation exists. 100% of the shares subject to the Signing Bonus Option will vest immediately.

(2)    The Company shall provide Executive with a non-qualified stock option for exercise into Seven Hundred Thousand (700,000) shares of the Company's common stock effective as of the Effective Date of this Agreement (the "Interim Bonus Option"). The grant price of the Interim Bonus Option shall be the closing sales price of the Company's common stock on February 29, 2008 as quoted on the OTC Bulletin Board, or if there is no closing sales price on that date, the closing selling price on the last preceding date for which such quotation exists. 100% of the shares subject to the Interim Bonus Option will vest at the time Executive's interim position is converted by the Board of Directors to the Company's standing President/CEO or upon the expiration of the nine month period after the Effective Date, whichever occurs first, providing Executive remains employed by the Company at such time. In the event Executive's employment is terminated without cause (and not by death or disability) during the nine (9) month time period after the Effective Date, Executive shall receive a pro-rata portion of the Interim Bonus Option based on the term Executive was actually employed by the Company.

(3)    The Company shall provide Executive with a non-qualified stock option for exercise into Two Million (2,000,000) shares of the Company's common stock effective as of the Effective Date of this Agreement (the "Event Bonus Option"). The grant price of the Event Bonus Option shall be the closing sales price of the Company's common stock on February 29, 2008 as quoted on the OTC Bulletin Board, or if there is no closing sales price on that date, the closing selling price on the last preceding date for which such quotation exists. 100% of the shares subject to the Event Bonus Option will vest, and Executive's interim position will be converted to standing President/CEO, upon the effective date of any one of the following events: (i) the successful closing of a merger or acquisition brought forth primarily due to the efforts of Executive (excluding any merger or acquisition with TPL or any affiliated company) as approved by the Board of Directors; (ii) the listing of the Company on the Amex or NASDAQ stock exchanges as approved by the Board of Directors; (iii) a "sustained substantial increase in shareholder value" (as defined below) directly resulting from an Executive action approved by the Board of Directors; or (iv) approval by the Board of Directors for the partial vesting of the Event Bonus Option. For purposes of this section, a "sustained substantial increase in shareholder value" shall be defined as follows: "an sustained increase in Patriot's Market Capitalization to over $400 million for a period of no less than 90 days. "

    6.           Fringe Benefits.

6.1    Benefits. Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any Company benefit plan or arrangement which may be in effect from time to time and made available to its management employees. Notwithstanding the current policy, Employer agrees to pay 100% of employee cost for such medical benefits for Executive and his dependents during the Executive's interim position.

6.2    Vacation. Executive shall earn vacation days at the rate of fifteen (15) days per year. Unused vacation shall carry over to the next year, but Executive shall cease accruing further vacation at any time Executive has accrued twenty-three (23) vacation days, and shall not accrue further vacation days until Executive has used some or all of the accrued vacation days. Unused vacation days which are not in excess of twenty-three (23) vacation days shall be paid in a cash lump sum payment promptly after Executive's termination of employment. Executive shall earn vacation days at the rate of twenty (20) days per year after 12 months of employment.

6.3    Automobile Allowance. Employer shall pay Executive up to One Thousand Dollars ($1,000) per month as an automobile allowance during the term of this Agreement.

6.4    Expenses. Employer shall reimburse Executive on a monthly basis for receipts Executive submits for all reasonable and necessary travel and other business expenses incurred by Executive in the performance of Executive's duties hereunder, consistent with Employer's normal expense reimbursement policy. Executive will be provided reimbursement for reasonable cell phone and home Internet services, minus the personal use allowance, under the Company's policy.

6.5    D&O Insurance Coverage. Executive will also be provided coverage under the Company's D&O policy as its President and CEO and, additionally be covered, for participation on certain outside company Boards as designated by the Company based on the  Company's investments or other interests.

    7.           Termination.

7.1    Termination With Cause. If Executive (a) breaches in any material respect or fails to fulfill any fiduciary duty owed to Employer, as determined by the Board of Directors in its sole discretion; (b) breaches in any material respect this Agreement or any other confidentiality or non-solicitation, non-competition agreement between Employer and Executive as determined by the Board of Directors in its sole discretion; (c) pleads guilty to or is convicted of a felony, a crime of moral turpitude or any other crime; (d) is found to have engaged in any reckless, unprofessional, unethical, fraudulent, dishonest or grossly negligent misconduct, or act of moral turpitude or in any manner that is detrimental to the reputation, character or standing of Employer, (e) fails to satisfactorily perform his duties to the Company, provided that Executive fails to cure any such failure within thirty (30) days after written notice from Employer of such failure, provided further, however, that such right to cure shall not apply to any repetition of the same failure previously cured hereunder; or (f) violates any material rule, regulation or policy of the Company that may be established and made known to Employer's employees from time to time, including without limitation, the Company Employee Handbook, a copy of which has been provided to Executive, Employer may terminate immediately his employment and Executive shall have no right to receive any compensation or benefit hereunder after such termination other than base salary and vacation earned or accrued but unpaid as of the date of termination. Executive shall not be entitled to any severance, bonus, unvested options or proration thereof, if terminated under this paragraph.

    7.2   Termination Without Cause. As stated in Section 4 of this Agreement, Executive or the Company may at any time terminate Executive's employment with or without cause. If the Company terminates Executive's employment during the One Year Term as defined above and such termination is not a Termination With Cause as defined above, the Company shall continue to pay Executive's base salary then in effect as of the date of such termination on a pro-rated basis for a minimum period of six (6) months according to Employer's payroll schedule and subject to applicable withholdings for the remaining term of the Agreement ("Severance"), if Executive signs a general release and agrees not to make any derogatory or disparaging comments. Such Severance does not include the continuation of benefits after termination or the proration of any bonus except as expressly provided herein. The parties acknowledge that Severance under this provision is not available during the Initial Term.

    In order to be entitled to the Severance reflected herein, Executive must sign a separation agreement which shall include a general release of all claims known and unknown, against Employer, its officers and directors, agents and employees and any related entities or persons ("Releasees") and an agreement by Executive not to make, directly or indirectly, disparaging or derogatory comments about the Releasees, in a form to be provided by Employer's legal advisors. Although a copy of the Company's current standard general release shall be available for Executive's review upon his request, Executive acknowledges that such release is subject to change at the Company's discretion. Nothing herein will be construed to limit or modify the duty of Executive to mitigate Executive's damages in the event Employer terminates Executive's employment without Cause.

    7.3   Termination Upon Death or Disability. Executive's employment shall terminate upon his death or disability ("disability" being defined as any mental or physical condition which, in the reasonable opinion of a mutually agreed upon licensed physician and/or psychiatrist (as the case may be), renders Executive unable or incompetent to carry out Executive's duties under this Agreement, with or without reasonable accommodation, for a period of at least four months). In the event of a termination of Executive's employment for death or disability, Executive shall have no right to receive any further compensation or benefit hereunder after such termination other than base salary and vacation earned or accrued but unpaid as of the date of termination.

    8.           Trade Secrets. Confidential Information and Inventions.

           8.1    Trade Secrets In General. During the course of Executive's employment, Executive will have access to various trade secrets, confidential information and inventions of Employer as defined below.

    (i)    "Confidential Information" means all information and material which is proprietary to the Company, whether or not marked as "confidential" or "proprietary" and which is disclosed to or obtained from the Company by the Executive, which relates to the Company's past, present or future research, development or business activities. Confidential Information is all information or materials prepared by or for the Company and includes, without limitation, all of the following: business records, intellectual property licensing programs, licensing terms and conditions, strategic planning, business acquisition planning, business development, joint venture planning, forward planning, strategic initiatives, prospective patent portfolio information, prospective investor information, prospective joint venture information, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, systems, methods, machinery, procedures, "know- how", new product or new technology information, formulas, patents, patent applications, product prototypes, product copies, cost of production, manufacturing, developing or marketing techniques and materials, cost of production, development or marketing time tables, customer lists, strategies related to customers, suppliers or personnel, contract forms, pricing policies and financial information, volumes of sales, and other information of similar nature, whether or not reduced to writing or other tangible form, and any other Trade Secrets, as defined by subparagraph (iii), or non-public business information. Confidential Information does not include any information which (I) was in the lawful and unrestricted possession of the Executive prior to its disclosure by the Company, (2) is or becomes generally available to the public by acts other than those of the Executive after receiving it, or (3) has been received lawfully and in good faith by the Executive from a third party who did not derive it from the Company.

    (ii)    "Inventions" means all discoveries, concepts and ideas, whether patentable or not, including but not limited to, processes, methods, formulas, compositions, techniques, articles and machines, as well as improvements thereof or "know-how" related thereto, relating at the time of conception or reduction to practice to the business engaged in by the Company, or any actual or anticipated research or development by the Company.

(iii)  "Trade Secrets" shall mean any scientific or technical data, information, design, process, procedure, formula or improvement that is commercially available to the Company and is not generally known in the industry.

This section includes not only information belonging to Employer which existed before the date of this Agreement, but also information developed by Executive for Employer or its employees during his employment and thereafter.

8.2    Restriction on Use of Confidential Information. Executive agrees that his use of Trade Secrets and other Confidential Information is subject to the following restrictions during the term of the Agreement and for an indefinite period thereafter so long as the Trade Secrets and other Confidential Information have not become generally known to the public.

8.2.1 Non-Disclosure. Except as required by the performance of the Executive's services to the Company under the terms of this Agreement, neither the Executive nor any of his agents or representatives, shall, directly or indirectly, publish or otherwise disclose, or permit others to publish, divulge, disseminate, copy or otherwise disclose the Company's Trade Secrets, Confidential Information and/or Inventions as defined above.

8.2.2 Use Restriction. Executive shall use the Trade Secrets, other Confidential Information and/or Inventions only for the limited purpose for which they were disclosed. Executive shall not disclose the Trade Secrets, other Confidential Information and/or

Inventions to any third party without first obtaining written consent from the Board of Directors and shall disclose the Trade Secrets, other Confidential Information and/or Inventions only to Employer's own employees having a need know. Executive shall promptly notify the Board of Directors of any items of Trade Secrets prematurely disclosed.

8.2.3 Surrender Upon Termination. Upon termination of his employment with Employer for any reason, Executive will surrender and return to Employer all documents, equipment, materials and records (in any media) in his possession or control which reference or contain Trade Secrets, Inventions and other Confidential Information. Executive shall immediately return to the Company all lists, books, records, materials and documents, together with all copies thereof, and all other Company property in his possession or under his control, relating to or used in connection with the past, present or anticipated business of the Company, or any affiliate or subsidiary thereof. Executive acknowledges and agrees that all such lists, books, records, materials and documents, are the sole and exclusive property of the Company. If Executive does not promptly surrender the aforementioned Company property and documents, Executive agrees that he shall be responsible for reimbursing Employer for all costs, including attorneys' fees, incurred by Employer in an attempt to recover said property and documents.

8.2.4 Prohibition Against Unfair Competition. At any time after the termination of his employment with Employer for any reason, Executive will not engage in competition with Employer while making use of the Trade Secrets of Employer.

8.2.5 Patents and Inventions. The Executive agrees that any inventions made, conceived or completed by him during the term of his service, solely or jointly with others, which are made with the Company's equipment, supplies, facilities or Confidential Information, or which relate at the time of conception or reduction to purpose of the invention to the business of the Company or the Company's actual or demonstrably anticipated research and development, or which result from any work performed by the Executive for the Company, shall be the sole and exclusive property of the Company. The Executive promises to assign such inventions to the Company. The Executive also agrees that the Company shall have the right to keep such inventions as trade secrets, if the Company chooses. The Executive agrees to assign to the Company the Executive's rights in any other inventions where the Company is required to grant those rights to the United States government or any agency thereof. In order to permit the Company to claim rights to which it may be entitled, the Executive agrees to disclose to the Company in confidence all inventions which the Executive makes arising out of the Executive's service and all patent applications filed by the Executive within one year after the termination of his service.

The Executive shall assist the Company in obtaining patents on all inventions, designs, improvements and discoveries patentable by the Company in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters patent, to vest the Company with full and extensive title thereto, and to protect the same against infringement by others.

    9.     Solicitation of Employees or Customers.

9.1    Information About Other Employees. Executive will be called upon to work closely with employees of Employer in performing services under this Agreement. All information about such employees which becomes known to Executive during the course of his employment with Employer, and which is not otherwise known to the public, including compensation or commission structure, is a Trade Secret of Employer and shall not be used by Executive in soliciting employees of Employer at any time during or after termination of his employment with Employer.

9.2     Solicitation of Employees Prohibited. During Executive's employment and for one year following the termination of Executive's employment, Executive shall not, directly or indirectly ask, solicit or encourage any employee(s) of Employer to leave their employment with Employer. Executive further agrees that he shall make any subsequent employer aware of this non-solicitation obligation.

9.3    Solicitation of Customers Prohibited. For a period of one year following the termination of Executive's employment, Executive shall not, directly or indirectly solicit the business of any of Employer's customers in any way competitive with the business or demonstrably anticipated business of the Company. Executive further agrees that he shall make any subsequent employer aware of this non-solicitation obligation.

    10.   Non-Competition. During the course of Executive's employment with the Company, Executive shall not directly or indirectly own any interest in (other than owning less than 5% of a publicly held company), manage, control, participate in (whether as an officer, director, employee, partner, agent, representative, volunteer or otherwise), consult with, render services for or in any manner engage (whether or not during business hours) anywhere in the Restricted Territories (as defined below) in any business activity that is in any way competitive with the business or demonstrably anticipated business of the Company. Further, Executive will not during the course of his employment with the Company assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of the Company anywhere in the Restricted Territories.

"Restricted Territories" shall mean any county in the State of California or any other state or territory in the United States or any other similar political subdivision in any state or foreign country in which the Company has done business or has actually investigated doing business or where its products are sold or distributed whether or not for compensation.

11.    Unfair Competition, Misappropriation of Trade Secrets and Violation of Solicitation/Noncompetition Clauses. Executive acknowledges that unfair competition, misappropriation of trade secrets or violation of any of the provisions contained in paragraphs 8 through 10 would cause irreparable injury to Employer, that the remedy at law for any violation or threatened violation thereof would be inadequate, and that Employer shall be entitled to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages.

12.    Representation Concerning Prior Agreements. Executive represents to Employer that he is not bound by any non-competition and/or non-solicitation agreement that would preclude, limit or in any manner affect his employment with Employer. Executive further represents that he can fully perform the duties of his employment without violating any obligations he may have to any former employer, including but not limited to, misappropriating any proprietary information acquired from a prior employer. Executive agrees that he will indemnify and hold Employer harmless from any and all liability and damage, including attorneys' fees and costs, resulting from any breach of this provision.

13.    Personnel Policies and Procedures. The Employer shall have the authority to establish from time to time personnel policies and procedures to be followed by its employees. Executive agrees to comply with the policies and procedures of the Employer. To the extent any provisions in Employer's personnel policies and procedures differ with the terms of this Agreement, the terms of this Agreement shall apply.

14.    Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

15.    Successors and Assigns. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

16.    Governing Law. This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of California.

17.    Severability. Each term, condition, covenant or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

18.    Survival. The provisions in paragraphs 8 through 11, 14 through 23, inclusive, of this Agreement shall survive termination of Executive's employment, regardless of who causes the termination and under what circumstances.

19.    Waiver. Neither party's failure to enforce any provision or provisions of this Agreement shall be deemed or in any way construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every provision of this Agreement. A waiver by either party of a breach of provision or provisions of this Agreement shall not constitute a general waiver, or prejudice the other party's right otherwise to demand strict compliance with that provision or any other provisions in this Agreement.

20.    Notices. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, sent by mail to Executive's residence in the case of Executive, or hand delivered to the Executive, and, in the case of Employer, to the Board of Directors at the principal corporate office.

21.    Arbitration. The parties agree that disputes concerning the terms of this Agreement and Executive's employment under this Agreement are subject to arbitration in accordance with the Employee Arbitration Agreement attached hereto as Exhibit "A" and incorporated by this reference as though fully set forth herein.

22.    Entire Agreement. Executive acknowledges receipt of this Agreement and agrees that this Agreement represents the entire agreement with Employer concerning the subject matter hereof, and supersedes any previous oral or written communications, representations, understandings or agreements with Employer or any officer or agent thereof through the date the Agreement is executed by the parties, except the Employee Arbitration Agreement which is incorporated herein as set forth in paragraph 21 of this Agreement and attached hereto as Exhibit "A." Executive understands that no representative of the Employer has been authorized to enter into any agreement or commitment with Executive which is inconsistent in any way with the terms of this Agreement.

23.    Construction. This Agreement shall not be construed against any party on the grounds that such party drafted the Agreement or caused it to be drafted.

24.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Further, facsimiles of signatures may be taken as the actual signatures, and each party agrees to furnish the other with documents bearing the original signatures within ten days of the facsimile transmission.

25.    Acknowledgment. Executive acknowledges that he has been advised by Employer to consult with independent counsel of his own choice, at his expense, concerning this Agreement, that he has had the opportunity to do so, and that he has taken advantage of that opportunity to the extent that he desires. Executive further acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment,

IN WITNESS HEREOF, the parties have executed this Agreement as of the date set forth below.

RICK GOERNER

Dated: May 19, 2008	/s/ Rick Goerner

PATRIOT SCIENTIFIC CORPORATION

Dated: May 19, 2008	By: /s/ Carlton M. Johnson
Name: Carlton M. Johnson
Title: Chairman, Executive Committee

EXHIBIT A

EXECUTIVE ARBITRATION AGREEMENT

THIS ARBITRATION AGREEMENT ("Agreement") is made by and between Patriot Scientific Corporation ("Employer") and Rick Goerner ("Executive"),

    The purpose of this Agreement is to establish final and binding arbitration for all disputes arising out of Executive's relationship with Employer, including without limitation Executive's employment or the termination of Executive's employment. Executive and Employer desire to arbitrate their disputes on the terms and conditions set forth below to gain the benefits of a speedy, impartial dispute-resolution procedure. Executive and Employer agree to the following:

    1.    Claims Covered by the Agreement. Executive and Employer mutually consent to the resolution by final and binding arbitration of all claims or controversies ("claims") that Employer may have against Executive or that Executive may have against Employer or against its officers, directors, partners, employees, agents, pension or benefit plans, administrators, or fiduciaries, or any subsidiary or affiliated company or corporation (collectively referred to as "Employer"), relating to, resulting from, or in any way arising out of Executive's relationship with Employer, Executive's employment relationship with Employer and/or the termination of Executive's employment relationship with Employer, to the extent permitted by law. The claims covered by this Agreement include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for unfair competition, misappropriation of trade secrets, breach of fiduciary duty, usurpation of corporate opportunity or similar claims; claims for discrimination and harassment (including, but not limited to, race, sex, religion, national origin, age, marital status or medical condition, disability, sexual orientation, or any other characteristic protected by federal, state or local law); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any public policy, federal, state or other governmental law, statute, regulation or ordinance.

    2.    Required Notice of Claims and Statute of Limitations. Executive may initiate arbitration by serving or mailing a written notice to the Board of Directors. Employer may initiate arbitration by serving or mailing a written notice to Executive at the last address recorded in Executive's personnel file. The written notice must specify the claims asserted against the other party. Notice of any claim sought to be arbitrated must be served within the limitations period established by applicable federal or state law.

    3.    Arbitration Procedures.

 a.    After demand for arbitration has been made by serving written notice under the terms of Section 2 of this Agreement, the party demanding arbitration shall file a demand for arbitration with the American Arbitration Association ("AAA") in San Diego County.

EXHIBIT "A"

 b.   Except as provided herein, all rules governing the arbitration shall be the then applicable rules set forth by the AAA. If the dispute is employment-related, the dispute shall be governed by the AAA's then current version of the national rules for the resolution of employment disputes. The AAA's then applicable rules governing the arbitration may be obtained from the AAA's website which currently is www.adr.org.

 c.    The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable.

d.    Either party may file a motion for summary judgment or other dispositive motion with the arbitrator. The arbitrator is entitled to resolve some or all of the asserted claims through such a motion. The standards to be applied by the arbitrator in ruling on such a motion shall be the applicable laws as specified in Section 3(c) of this Agreement.

 e.    Discovery shall be allowed and conducted pursuant to the then applicable arbitration rules of the AAA. The arbitrator is authorized to rule on discovery motions brought under the applicable discovery rules.

4.    Application for Emergency Injunctive and/or Other Equitable Relief. Claims by Employer or Executive for emergency injunctive and/or other equitable relief relating to unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information shall be subject to the then current version of the AAA's Optional Rules for Emergency Measures of Protection set forth within the AAA's Commercial Dispute Resolution Procedures. The AAA shall appoint a single emergency arbitrator to handle the claim(s) for emergency relief. The emergency arbitrator selected by the AAA shall be either a retired judge or an individual experienced in handling matters involving claims for emergency injunctive and/or other equitable relief relating to unfair competition and the use or unauthorized disclosure of trade secrets and/or confidential information.

 5.   Arbitration Decision. The arbitrator's decision will be final and binding. The arbitrator shall issue a written arbitration decision revealing the essential findings and conclusions upon which the decision and/or award is based. A party's right to appeal the decision is limited to grounds provided under applicable federal or state law.

 6.    Place of Arbitration. The arbitration will be at a mutually convenient location that must be within 50 miles of Executive's last Company employment location. If the parties cannot agree upon a location, then the arbitration will be held at the AAA's office nearest to Executive's last Company employment location.

 7.    Administrative Agencies. Nothing in this Agreement is intended to prohibit Employee from filing a claim or communicating with the United States Equal Employment Opportunity Commission ("EEOC"), the National Labor Relations Board ("NLRB") or the California Department of Fair Employment and Housing ("DFEH").

EXHIBIT "A"

 8.    Construction. Should any portion of this Agreement be found to be unenforceable, such portion will be severed from this Agreement, and the remaining portions shall continue to be enforceable.

 9.    Representation, Fees and Costs. Each party may be represented by an attorney or other representative selected by the party. Except as otherwise provided for by statute, each party shall be responsible for its own attorneys' or representative's fees. However, if there is a written agreement providing for attorneys' fees, the arbitrator may award reasonable attorneys' fees to the prevailing party. Employer shall be responsible for the arbitrator's fees and costs, or any fees or costs charged by the AAA, to the extent they exceed any fee or cost that Executive would be required to bear if the action were brought in court.

10.   Waiver of Jury Trial/Exclusive Remedy. EXECUTIVE AND EMPLOYER KNOWINGLY AND VOLUNTARILY WAIVE ANY CONSTITUTIONAL RIGHT TO HAVE ANY DISPUTE BETWEEN THEM DECIDED BY A COURT OF LAW AND/OR BY A JURY IN COURT.

11.   Sole and Entire Agreement. This Agreement expresses the entire Agreement of the parties and shall supersede any and all other agreements, oral or written, concerning arbitration. This Agreement is not, and shall not be construed to create, any contract of employment, express or implied.

12.   Requirements for Modification or Revocation. This Agreement to arbitrate shall survive the termination of Executive's employment. It can only be revoked or modified by a writing signed by the Board of Directors, or appropriate committee thereof, of Employer and Executive that specifically states an intent to revoke or modify this Agreement.

13.   Voluntary Agreement. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS ITS TERMS, AND AGREES THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN EMPLOYER AND EXECUTIVE RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, EXECUTIVE HAS KNOWINGLY AND VOLUNTARILY ENTERED INTO THE AGREEMENT WITHOUT RELIANCE ON ANY PROVISIONS OR REPRESENTATIONS BY EMPLOYER, OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

EXHIBIT "A"

EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH EXECUTIVE'S PRIVATE LEGAL COUNSEL AND EXECUTIVE HAS UTILIZED THAT OPPORTUNITY TO THE EXTENT DESIRED,

EXECUTIVE:	EMPLOYER:

PATRIOT SCIENTIFIC CORPORATION, a
/s/ Rick Goerner	Delaware corporation
Rick Goerner
By: /s/Carlton M. Johnson
Name: Carlton M. Johnson
Title: Chairman, Executive Committee

EXHIBIT "A"

Exhibit B
Executive outside activities and disclosures
(Support is less than 10 hours per month)

Barcelona General Trading- Import/export to MENA region, consumer services
    Business development, private investor, no current on-going efforts

BroadNav Integrated Products Inc- Mfr of GPS hardware and LBS services
    Executive Director of Board of Directors; private investor; Board position resigned on March 3, 2008

Dimensional Imprint Technologies (DIT) — Mfg IP for HD PCB and IC substrates
    Business development activities, no ongoing support requirement

Ku Soju Inc- Importer of Korean spirits through Anheuser Busch
    Member of Board of Directors, private investor, one day per quarter support for Board meetings

Lightning Ventures- Business development and investment LLC
    Principal, private investor, no on-going support requirement

Matrix IPI- Importer- Sales rep and mfr in MENA region.
    Private investment, advisor, no current support requirements

Microsemi Corp- Mfr of integrated circuits for consumer, defense and medical
    Business support for acquisition evaluation, completed Feb 2008

Mind Research Institute- a non-profit entity with a product/curriculum for improving math proficiency in K-5 and algebra readiness in schools, two hours per quarter

NuPower Inc- Power management ICs
    Business development and financing support, potential PTSC interest

Netpads Inc- Computer services and Internet advertising to hospitality industry
    Private investor, advisor, no current support requirements

RSI ID Technologies- Mfr and design of RFID tags and labels
    Business development activity ended February 2008, possible PTSC interest

S3C- Mfr and design for wireless sensor technology
    Member of Board of Director, resigned December 2007 due to acquisition

Note 1: MENA is Middle East and North Africa
Note 2: Bold-face highlighting indicates current active projects

EXHIBIT "B"